UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Sec.240.14a-12

Vacasa, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 28, 2025

Dear Vacasa Shareholders,

Thank you for your investment in Vacasa, Inc. (Nasdaq: VCSA) ("Vacasa" or the "Company"). We are writing to encourage you to vote **FOR** our proposed combination with Casago (the "Transaction") at the Special Meeting of Shareholders (the "Special Meeting") to consider the Transaction scheduled for April 29, 2025 at 8:00 AM PT.

Your Board of Directors (the "Board") believes that the Transaction, which will deliver $5.30 in cash, per share, is fair to, and in the best interests of, Vacasa's public shareholders, provides superior value to continuing with the Company's standalone strategy, and represents the best risk-adjusted outcome for shareholders.

Significant Near-term Premium Value for Shareholders

The $5.30 per share that Vacasa shareholders will receive in the Transaction represents:

- **A 35% premium to Vacasa's 30-day volume weighted average share price,** and[1]
- **A 69% premium to Vacasa's 90-day volume weighted average price per share.**[2]


VCSA 30-Day VWAP vs. Casago Transaction Price
$6
$5
$4
$3
$2
$1
$0
35% Premium
Vacasa 30-Day VWAP
Casago Transaction Price
30-Day VWAP
Transaction Price


VCSA 90-Day VWAP vs. Casago Transaction Price
$6
$5
$4
$3
$2
$1
$0
69% Premium
Vacasa 90-Day VWAP
Casago Transaction Price
90-Day VWAP
Transaction Price

Source: FactSet

Independent Special Committee Led a Robust Evaluation Process

The Special Committee of the Board (the "Special Committee"), comprised solely of independent and disinterested directors, advised by independent legal counsel and financial advisors, conducted a thorough strategic evaluation process over the course of more than **eight months** to identify the best risk-adjusted, value-maximizing transaction for Vacasa's shareholders. During this period:

- **24 potential counterparties** were contacted, or contacted the Company, with regard to a strategic transaction.
- **Over 30 meetings were held by the Special Committee** to evaluate potential alternatives and ultimately oversee extensive negotiations with Casago to ensure the Transaction delivers the highest available value.

Throughout this extensive process, the Special Committee, in consultation with its independent financial and legal advisors, carefully considered a number of factors, including:

- the viability of Vacasa's standalone strategy in light of market conditions and broader industry headwinds; and
- Vacasa's working capital challenges and related liquidity constraints.

The Special Committee ultimately determined that the Transaction represents the best risk-adjusted outcome for all shareholders, particularly in light of the challenges associated with continuing to operate as a standalone company.

[1] November 27, 2024 through December 27, 2024, the last trading day prior to the execution of the initial merger agreement.
[2] September 30, 2024 through December 27, 2024, the last trading day prior to the execution of the initial merger agreement.

1

Transaction Provides Greater Certainty of a Prompt Closing and Eliminates Further Risk to Public Shareholders' Investment in Vacasa

Vacasa and Casago's goal is to close the Transaction as soon as possible. If the Transaction were significantly delayed or terminated, shareholders' investment in Vacasa would be put at increased risk because Vacasa would need to pursue additional capital-raising transactions to continue in the long term as a standalone entity. Additional capital could be difficult to obtain on acceptable terms or at all, given today's environment and the limitations imposed on Vacasa by its existing debt.

In short, the Special Committee and your Board have fully evaluated all strategic options and determined the Transaction provides the most compelling opportunity to maximize near-term value for Vacasa shareholders and eliminate further risk to public shareholders' investment in Vacasa.

As a Vacasa shareholder, the choice is clear: vote for significant, compelling and immediate value.

VOTE "FOR" THE TRANSACTION TODAY

It is important that you vote as soon as possible, no matter how many shares you own. Please vote "FOR" the proposals set forth on the enclosed proxy card today – by internet, telephone toll-free or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Thank you for your continued support of Vacasa.

Sincerely,

The Vacasa Board of Directors

If you have any questions concerning the Mergers, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of Class A Common Stock or Class B Common Stock, please contact Vacasa's proxy solicitor at:

Sodali & Co.
430 Park Avenue
14th Floor
New York, NY 10022

Bank and Brokers Call: (203) 658-9400
Shareholders Call Toll Free: (800) 662-5200
E-mail: VCSA@investor.sodali.com

2

3 About Vacasa Vacasa is a leading vacation rental management platform in North America, transforming the vacation rental experience by integrating purpose-built technology with expert local and national teams. Homeowners enjoy earning significant incremental income on one of their most valuable assets, delivered by the company’s unmatched technology that is designed to adjust rates in real time to maximize revenue. Guests can relax comfortably in thousands of Vacasa homes in hundreds of destinations across the United States, and in Belize, Canada, Costa Rica, and Mexico, knowing that 24/7 support is just a phone call away. In addition to enabling guests to search, discover and book its properties on Vacasa.com and the Vacasa Guest App, Vacasa provides valuable, professionally managed inventory to top channel partners, including Airbnb, Booking.com and Vrbo. Additional Information and Where to Find It The proposed transaction between the Company and Vacasa Holdings LLC and Casago Holdings, LLC (the “proposed transaction”) is expected to be submitted to the stockholders of the Company for their consideration. In connection with the proposed transaction, the Company filed a definitive proxy statement on Schedule 14A with the SEC on March 28, 2025 (the “Definitive Proxy Statement”). Following the filing of the Definitive Proxy Statement, the Company mailed the Definitive Proxy Statement to the stockholders of the Company. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT HAVE BEEN FILED OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of the Definitive Proxy Statement and other documents filed with the SEC by the Company, at the Company’s website, investors.vacasa.com, or at the SEC’s website, www.sec.gov. The Definitive Proxy Statement and other relevant documents may also be obtained for free from the Company by writing to Vacasa, Inc., 850 NW 13th Avenue, Portland, Oregon 97209, Attention: Investor Relations. Participants in Solicitation The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the compensation of the directors and named executive officers of the Company is set forth in the “Director Compensation” and “Executive Compensation Matters” sections of the definitive proxy statement for the 2024 annual meeting of stockholders of the Company, which was filed with the SEC on April 8, 2024, commencing on pages 16 and 30, respectively, and information regarding the participants’ holdings of the Company’s securities is set forth in the “Security Ownership of Certain Beneficial Owners and Management” section of the Definitive Proxy Statement, commencing on page 141. The Definitive Proxy Statement can be obtained free of charge from the sources indicated above. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Definitive Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement and other relevant materials filed with the SEC.

4 Cautionary Note Regarding Forward-Looking Statements The information included herein and in any oral statements made in connection herewith contains forward-looking statements. All statements other than statements of historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements and speak only as of the date they are made. Words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” “target, ” “forecast,” “outlook,” or the negative of these terms or other similar expressions are intended to identify such forward-looking statements. Specific forward-looking statements include, among others, statements regarding forecasts and projections; estimated costs, expenditures, cash flows, growth rates and financial results; plans and objectives for future operations, growth or initiatives; strategies or the expected outcome or impact of pending or threatened litigation; and expected timetable for completing the proposed transaction. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to the Company. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond the Company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: (i) the failure to obtain the required votes of the Company’s stockholders; (ii) the timing to consummate the proposed transaction; (iii) the satisfaction of the conditions to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction otherwise does not occur; (iv) risks related to the ability of the Company to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; (v) the diversion of management time on transaction-related issues; (vi) results of litigation, settlements and investigations in connection with the proposed transaction; (vii) actions by third parties, including governmental agencies; (viii) global economic conditions; (ix) potential business uncertainty, including changes to existing business and customer relationships during the pendency of the proposed transaction that could affect financial performance; (x) adverse industry conditions; (xi) adverse credit and equity market conditions; (xii) the loss of, or reduction in business with, key customers; legal proceedings; (xiii) the ability to effectively identify and enter new markets; (xiv) governmental regulation; (xv) the ability to retain management and other personnel; and (xvi) other economic, business, or competitive factors. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the SEC. The Company’s SEC filings may be obtained by contacting the Company, through the Company’s website at investors.vacasa.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.